Exhibit 99.1

www.PAREXEL.com

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118

PAREXEL REPORTS THIRD QUARTER FISCAL 2004 FINANCIAL RESULTS

Boston, MA, April 22, 2004 – PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the third quarter ended March 31, 2004.

For the three months ended March 31, 2004, PAREXEL’s consolidated service revenue grew 3.6% to $139.9 million compared with $135.0 million in the prior year period. Including the effect of $12.0 million in restructuring and one-time charges, there was an operating loss of $1.7 million, or 1.2% of consolidated service revenue in the third quarter versus operating income of $8.3 million, or 6.1% of consolidated service revenue in the comparable quarter of the prior year. The net loss for the quarter was $2.5 million, or $0.09 per diluted share, compared with net income of $4.4 million, or $0.17 per diluted share, for the quarter ended March 31, 2003. The $12.0 million in restructuring and one-time charges related to facility consolidations, severance costs, accelerated depreciation related to abandoned leased facilities, and certain other costs.

On a proforma basis, excluding the $12.0 million of restructuring and one-time charges, operating income for the third quarter was a record $9.9 million, or 7.1% of consolidated service revenue, net income was $5.6 million, and earnings per diluted share were $0.21, a year-over-year increase of 23.5%.

For the nine months ended March 31, 2004, consolidated service revenue was $406.1 million versus consolidated service revenue of $381.4 million in the prior year period, an increase of 6.5%. Operating income for the current nine-month period was $14.4 million compared with $17.0 million in the prior year nine-month period. Net income for the nine months was $7.3 million, or $0.27 per diluted share, compared with $7.8 million, or $0.30 per diluted share, in the prior year nine-month period. On a proforma basis, excluding the $12.0 million in restructuring and one-time charges, operating income for the current nine-month period was $26.0 million, net income was $15.4 million, and earnings per diluted share were $0.58.

On a segment basis, service revenue for the third quarter was $76.8 million in Clinical Research Services, $29.3 million in the PAREXEL Consulting Group, $24.8 million in Medical Marketing Services, and $9.0 million in Perceptive Informatics, Inc.

This press release reflects a restatement of the Company’s financial results for the three and nine month periods of Fiscal 2003 and the first two quarters of Fiscal 2004 which had no impact to the Company’s total revenue, expenses, operating income, net income, or balance sheet. The restatement relates to reclassifications made in the PAREXEL Consulting Group from “Reimbursement Revenue” into “Service Revenue”, and from “Reimbursable Out-of-Pocket Expenses” into “Direct Costs” and is described in detail in the footnotes to the financial tables accompanying this release. Quarterly historic financials from the first quarter of Fiscal 2003 through the second quarter of Fiscal 2004 may be found in the Investor Relations section of the Company’s website at www.parexel.com under “Additional Financials”.

Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “In our continuous push toward achieving higher operating margin goals, we determined this quarter that some reductions in facilities and personnel were necessary in select geographies to better balance capacity with client demand. We are confident that productivity gains attained over the past few years have enabled us to take these actions while maintaining the quality of our products and the depth of our services. We believe that these changes will help us to compete more nimbly and profitably going forward, and are very encouraged with the momentum the business is experiencing overall.”

The Company issued forward-looking guidance regarding revenue and earnings per share for the fourth quarter of Fiscal 2004 (ending June 30, 2004), and for Fiscal and Calendar 2004. For the fourth quarter of Fiscal 2004, the Company anticipates reporting consolidated service revenue in the range of $143 to $148 million and earnings per diluted share in the range of $0.22 to $0.26. Achieving those objectives would result in consolidated service revenue for Fiscal 2004 in the range of $550 to $555 million, and earnings per diluted share in the range of $0.71 to $0.75, and on a proforma basis in the range of $0.80 to $0.84 (excluding the restructuring and one-time charges reported this quarter). Previously issued Fiscal year revenue guidance, after adjusting for the reclassification previously mentioned, was $547 to $552 million, and earnings per diluted share guidance was $0.80 to $0.84. On a GAAP basis for Calendar 2004, expectations are for consolidated service revenue of between $570 to $590 million, and earnings per diluted share of between $0.81 and $0.89. Proforma earnings per diluted share, excluding the third quarter restructuring charge, are expected to be between $0.90 and $0.98 for Calendar 2004. Service revenue guidance has been revised upward to reflect the accounting reclassifications, the acquisition of 3C, and improved new business momentum.

The Company believes that presenting the proforma information contained in this press release assists investors and others to gain a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasts. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of Generally Accepted Accounting Principles (GAAP) results with proforma results may be found in the attached financial tables.

PAREXEL’s Third Quarter Fiscal 2004 Earnings Conference Call will begin at 10 a.m. today and will be broadcast live over the Internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for one year following the live event. To participate via telephone, dial (612) 332-1020 and ask to join the PAREXEL quarterly conference call.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 52 locations throughout 36 countries around the world, and has 5,015 employees.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the fourth quarter of Fiscal Year 2004, the full Fiscal Year 2004 and Calendar 2004. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects” and similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 as filed with the SEC on February 10, 2004, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the three months ended March 31,
	2004				Restated
	As Reported -a)	Adjustments		Pro-Forma	2003 -a)
Service revenue	$139,899			$139,899	$135,005
Reimbursement revenue	28,350			28,350	24,157

Total revenue	168,249	—		168,249	159,162
Costs and expenses:
Direct costs	90,762			90,762	88,260
Reimbursable out-of-pocket expenses	28,350			28,350	24,157
Selling, general and administrative	33,234	(69	)-b)	33,165	33,157
Depreciation and amortization	6,791	(740	)-c)	6,051	5,307
Restructuring expense	10,796	(10,796	)-d)	—	—

Income (loss) from operations	(1,684)	11,605		9,921	8,281
Other income (loss)	(1,468)	388	-b)	(1,080)	(740)

Income (loss) before income taxes	(3,152)	11,993		8,841	7,541
Provision (benefit) for income taxes	(636)	3,907		3,271	2,936
Minority interest expense (benefit)	(32)			(32)	230

Net income (loss)	$(2,484)	$8,086		$5,602	$4,375

Earnings per common share:
Basic	$(0.10)	$0.31		$0.21	$0.17
Diluted	$(0.09)	$0.30		$0.21	$0.17
Shares used in computing earnings per common share:
Basic	26,113	26,113		26,113	25,376
Diluted	26,863	26,863		26,863	25,825

Balance Sheet Information	(Preliminary)
	March 31,	December 31,	June 30,
	2004	2003	2003
Billed accounts receivable, net	$124,504	$123,858	$143,978
Unbilled accounts receivable, net	98,323	87,018	78,748
Deferred revenue	(147,114)	(140,112)	(130,650)

Net receivables	$75,713	$70,764	$92,076

Cash and marketable securities	$83,978	$104,687	$82,724
Working capital	$136,114	$148,244	$134,345
Total assets	$486,935	$475,575	$464,237
Stockholders’ equity	$241,766	$247,292	$227,100
Quarterly Supplemental Financial Data
Total revenue	$168,249	$161,463	$164,458
Investigator fees	$16,750	$33,246	21,218

Gross revenue	$184,999	$194,709	$185,676

DSO	37	33	45

(a-	An accounting reclassification in the PAREXEL Consulting Group resulted in certain adjustments which have been made to the current period and to prior periods. Reimbursement revenue totaling $3.5 million and $2.7 million was reclassified to Service revenue for the three months ended March 31, 2004 and March 31, 2003 respectively. Adjustments of the same amounts were recorded to reclassify Reimbursable out-of-Pocket expenses to Direct Costs. The changes had no impact to Total Revenue, Costs and Expenses, Income from Operations, Net Income, or to the Balance sheet.

(b-	Represents $388 thousand of one-time charges associated with certain disputes and a $69 thousand loss on disposition of certain obsolete assets.

(c-	Represents $740 thousand of impairment charges associated with abandoned leased facilities and other fixed assets.

(d-	Represents a restructuring charge of $10.8 million ($3.9 million for severance expense associated with the elimination of 157 managerial and staff positions, $5.6 million related to seven newly-abandoned leased facilities, and $1.3 million related to changes in assumptions for previously abandoned leased facilities).

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the nine months ended March 31,
	2004				Restated		2003		Restated
	As Reported -a)	Adjustments		Pro-Forma	As Reported		Adjustments		Pro-Forma -a)
Service revenue	$406,110			$406,110	$381,364	-a)			$381,364
Reimbursement revenue	77,193			77,193	73,393	-a)			73,393

Total revenue	483,303			483,303	454,757				454,757
Costs and expenses:
Direct costs	266,317			266,317	253,353	-d)			253,353
Reimbursable out-of-pocket expenses	77,193			77,193	73,393	-d)			73,393
Selling, general and administrative	95,846	(69	)-b)	95,777	89,953				89,953
Depreciation and amortization	18,791	(740	)-c)	18,051	15,155				15,155
Restructuring expense	10,796	(10,796	)-d)	—	5,886		(5,886	)-e)	—

Income from operations	14,360	11,605		25,965	17,017		5,886		22,903
Other income (loss)	(1,473)	388	-b)	(1,085)	(3,122)				(3,122)

Income before income taxes	12,887	11,993		24,880	13,895		5,886		19,781
Provision for income taxes	5,299	3,907		9,206	5,596		2,119		7,715
Minority interest	298			298	519				519

Net income	$7,290	$8,086		$15,376	$7,780		$3,767		$11,547

Earnings per common share:
Basic	$0.28	$0.31		$0.59	$0.31		$0.15		$0.46
Diluted	$0.27	$0.31		$0.58	$0.30		$0.15		$0.45
Shares used in computing earnings per common share:
Basic	25,970	25,970		25,970	25,238		25,238		25,238
Diluted	26,720	26,720		26,720	25,511		25,511		25,511

(a-	An accounting reclassification in the PAREXEL Consulting Group resulted in certain adjustments which have been made to the current period and to prior periods. Reimbursement revenue totaling $8.9 million and $7.4 million was reclassified to Service revenue for the nine months ended March 31, 2004 and March 31, 2003 respectively. Adjustments of the same amounts were recorded to reclassify Reimbursable out-of-Pocket expenses to Direct Costs. The changes had no impact to Total Revenue, Costs and Expenses, Income from Operations, Net Income, or to the Balance sheet.

(b-	Represents $388 thousand of one-time charges associated with certain disputes and a $69 thousand loss on disposition of certain obsolete assets.

(c-	Represents $740 thousand of impairment charges associated with abandoned leased facilities and other fixed assets.

(d-	Represents a restructuring charge of $10.8 million ($3.9 million for severance expense associated with the elimination of 157 managerial and staff positions, $5.6 million related to seven newly-abandoned leased facilities, and $1.3 million related to changes in assumptions for previously abandoned leased facilities).

(e-	Represents facility-related restructuring charges resulting from changes in estimates with regard to certain previously abandoned leased facilities.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
		Restated		Restated
	2004	2003	2004	2003
Clinical Research Services (CRS)
Service revenue	$76,798	$81,496	$234,903	$228,542
% of total service revenue	54.9%	60.3%	57.8%	59.9%
Gross profit	$30,552	$32,042	$92,759	$84,745
Gross margin % of service revenue	39.8%	39.3%	39.5%	37.1%
The PAREXEL Consulting Group (PCG)
Service revenue*	$29,338	$26,181	$80,253	$76,297
% of total service revenue	21.0%	19.4%	19.8%	20.1%
Gross profit	$7,529	$5,318	$19,017	$17,528
Gross margin % of service revenue	25.7%	20.3%	23.7%	23.0%
Medical Marketing Services (MMS)
Service revenue	$24,755	$20,749	$65,028	$59,563
% of total service revenue	17.7%	15.4%	16.0%	15.6%
Gross profit	$6,651	$6,701	$15,837	$19,764
Gross margin % of service revenue	26.9%	32.3%	24.4%	33.2%
Perceptive Informatics, Inc. (PII)
Service revenue	$9,008	$6,579	$25,926	$16,962
% of total service revenue	6.4%	4.9%	6.4%	4.4%
Gross profit	$4,405	$2,684	$12,180	$5,974
Gross margin % of service revenue	48.9%	40.8%	47.0%	35.2%
Total service revenue*	$139,899	$135,005	$406,110	$381,364
Total gross profit	$49,137	$46,745	$139,793	$128,011
Gross margin % of service revenue	35.1%	34.6%	34.4%	33.6%

*	Please refer to Footnote -a) on the previous financial charts.